Exhibit 99.1

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF

OSB FINANCIAL SERVICES, INC.

The undersigned, revoking all proxies heretofore given, hereby appoints Stephen Lee as my true and lawful attorney-in-fact for proxy, with full power of substitution, for me and in my name, place, and stead to vote all of the shares of common stock of OSB Financial Services, Inc. standing in my name on the books of the said institution as of the record date, at the special meeting of shareholders thereof to be held on                          , 2013 at              .m. Orange, Texas time or at any adjournment thereof in the lobby of Orange Savings Bank, SSB at 812 North Sixteenth Street, Orange, Texas 77630 pursuant to the Notice of Special Meeting and Proxy Statement dated April     , 2013, receipt of which is hereby acknowledged. My attorney-in-fact is authorized to vote on any and all of the proposals contained in the Notice of Special Meeting and the Proxy Statement—Prospectus relating to the special meeting, receipt of which is hereby acknowledged, and on any other business the undersigned could possess authority to vote upon if present personally at the meeting, or any adjournment thereof.

PROPOSAL 1: TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF OSB FINANCIAL SERVICES, INC. PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED FEBRUARY 20, 2013, BY AND BETWEEN FIRST FINANCIAL BANKSHARES, INC., FIRST FINANCIAL BANK, N.A., OSB FINANCIAL SERVICES, INC., AND ORANGE SAVINGS BANK, SSB PROVIDING FOR THE MERGER OF ORANGE SAVINGS BANK, SSB WITH AND INTO FIRST FINANCIAL BANK, N.A. ON THE TERMS AND SUBJECT TO THE CONDITIONS CONTAINED THEREIN.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

PROPOSAL 2: THE AUTHORITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATED:

(Number of Shares Held of Record)	(Signature)

(Name in Which Shares Are Held)	(Signature)

(Title)

Please sign exactly as name appears on shareholders’ register. If stock is registered in the name of two or more persons, each should sign. Executors, attorneys, corporate officers, administrators, and trustees should add their titles.